Exhibit 99.9

   (Text of graph posted to Ashland  Inc.'s  website  concerning  Valvoline
         Instant Oil Change's twelve month rolling average sales)

                    VIOC Same Store Sales ($, Millions)

                            (2 Years and Older)

             2000         2001        2002        2003         2004      2005
            ------       ------      ------      ------       ------    ------

January      11.9         12.6        13.3        14.2         14.6      14.2
February     12.0         12.6        13.4        14.2         14.6
March        12.1         12.7        13.4        14.3         14.6
April        12.1         12.7        13.5        14.3         14.5
May          12.2         12.7        13.6        14.4         14.4
June         12.3         12.7        13.7        14.5         14.4
July         12.4         12.8        13.8        14.5         14.3
August       12.5         12.8        13.8        14.5         14.2
September    12.5         12.9        13.9        14.6         14.3
October      12.6         13.0        14.0        14.6         14.2
November     12.6         13.1        14.1        14.6         14.2
December     12.6         13.2        14.1        14.6         14.3